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                                                                    Exhibit 10.5

     Pursuant to Instruction 2 to Item 601 of Regulation S-K, this exhibit is not being filed because it is substantially identical to Exhibit 10.3. The differences are as follows:

Tenant:                  Rio Hondo Nursing Center
Premises:                273 East Beverley Boulevard, Montebello, CA
Licensed Facility:       200 bed skilled nursing facility
Initial Monthly Rent:    $60,000